UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 12, 2017
Date of Report (Date of Earliest Event Reported)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Sotheby’s (the "Company") held its 2017 Annual Meeting of the Stockholders on May 12, 2017 (the “Meeting”). The number of shares of common stock present at the Meeting was 40,511,311, or 75.85%, of the shares of common stock outstanding on March 17, 2017, the record date for the Meeting. At the Meeting, the following items were submitted to a vote of stockholders:
(1) Election of Directors. All nominees were elected pursuant to the following votes:

	Number of Votes*
Director	FOR	WITHHELD	ABSTAIN
Jessica M. Bibliowicz	36,889,729	200,687	19,447
Linus W. L. Cheung	37,046,607	44,081	19,175
Kevin C. Conroy	36,903,865	186,751	19,247
Domenico De Sole	37,021,904	59,315	28,644
The Duke of Devonshire	36,957,031	132,311	20,521
Daniel S. Loeb	36,944,182	145,502	20,179
Olivier Reza	36,962,309	128,061	19,493
Marsha E. Simms	37,056,693	33,678	19,492
Thomas S. Smith, Jr.	37,038,906	51,289	19,668
Diana L. Taylor	36,880,520	208,883	20,460
Dennis M. Weibling	36,732,249	348,974	28,640
Harry J. Wilson	36,835,041	246,057	28,765
________
* Does not include 3,401,448 broker non-votes.
(2) Advisory Proposal on executive compensation. The matter was approved with the following vote:

Number of votes FOR	36,385,714
Number of votes AGAINST	700,918
Number of votes ABSTAINING	23,231
Number of votes BROKER NON-VOTES	3,401,448
(3) Advisory proposal on frequency of the executive compensation proposal. The matter was approved with the following vote:

Number of votes for ONE YEAR	32,489,637
Number of votes for TWO YEARS	98,338
Number of votes for THREE YEARS	4,500,742
Number of votes ABSTAINING	21,146
Number of votes BROKER NON-VOTES	3,401,448
Based on these results, and consistent with the Board of Directors' recommendation in the proxy statement, the Board has determined to hold an advisory vote on executive compensation annually.
(4) Ratification of appointment of Deloitte & Touche LLP as the Company's independent public accounting firm for 2017. The matter was approved with the following vote:

Number of votes FOR	39,810,946
Number of votes AGAINST	666,592
Number of votes ABSTAINING	33,773

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ David G. Schwartz

David G. Schwartz
Senior Vice President,
Chief Securities Counsel and
Corporate Secretary

Date:	May 15, 2017